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                                                                EXHIBIT 10.8.9.2



                                [LAND ROVER LOGO]



                         LAND ROVER NORTH AMERICA, INC.

                                DEALER AGREEMENT

                          STANDARD TERMS AND CONDITIONS


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                                TABLE OF CONTENTS


Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Marque Values, Advertising and Promotions Trademarks . . . . . . . . . . . . .

Supply of Product. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Primary Area of Responsibility/Facilities. . . . . . . . . . . . . . . . . . .

Customer Relations and Retention . . . . . . . . . . . . . . . . . . . . . . .

Dealer Performance, Operations and Personnel . . . . . . . . . . . . . . . . .

Obligation of Company to Dealer. . . . . . . . . . . . . . . . . . . . . . . .

Ownership, Succession, Transfer and Assignment . . . . . . . . . . . . . . . .

Warranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Communications and Disputes. . . . . . . . . . . . . . . . . . . . . . . . . .

Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Effects of Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .


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                                        Standard Terms and Conditions
                                        LAND ROVER NORTH AMERICA, Inc.




                                        ARTICLE 1 - DEFINITIONS

                                        The following definitions shall apply in this agreement. Any reference to the singular shall, where appropriate, include the plural and vice versa.

Agreement                               1.1  "Agreement" means the combination
                                        of the text of the Grant of the
                                        Franchise executed by the parties
                                        hereto, these Standard Terms and
                                        Conditions and the Dealer Ownership and
                                        Management Exhibit, Dealer Primary Area
                                        of Responsibility Exhibit, Dealer
                                        Facilities and Location Exhibit, Dealer
                                        Financial Requirements Exhibit, Dealer
                                        Succession Plan Exhibit together with
                                        any other exhibit incorporated by
                                        reference.

Company 1.2 "Company" means Land Rover North America, Inc., a corporation organized under the laws of the state of Delaware with its principal place of business located at 4390 Parliament Place, Lanham, Maryland 20706.

Commencement Date                       1.3  "Commencement Date" means the
                                        effective date of this Agreement as
                                        specified in the Grant of the Franchise.

Dealer 1.4 "Dealer" means the business entity together with the individual(s) and/or organization(s) described in the Dealer Ownership and Management Exhibit.

Dealer Premises                         1.5  "Dealer Premises" means the
                                        physical location described in the
                                        Dealer Facilities and Location Exhibit
                                        and none other.


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Dealer Principal                        1.6  "Dealer Principal" means the person
                                        designated as such in the Dealer
                                        Ownership and Management Exhibit.

General Manager                         1.7  "General Manager" means the
                                        individual named as such in the Dealer
                                        Ownership and Management Exhibit.

Manufacturer                            1.8  "Manufacturer" means Rover Group
                                        Limited, a corporation organized under
                                        the laws of England under Registration
                                        No. 48324 with its registered office at
                                        Fletchampstead Highway, Coventry,
                                        CV49DB, United Kingdom.

Primary Area of
Responsibility                          1.9  "Primary Area of Responsibility"
                                        means the geographic area described in
                                        the Dealer Primary Area of
                                        Responsibility Exhibit.

Land Rover Centre                       1.10  "Land Rover Centre" means a Dealer
                                        Premises which is a free standing
                                        facility designed and constructed in
                                        accordance with Company guidelines
                                        offering sales, service and parts
                                        available to Customers and dedicated
                                        exclusively to the sales and service of
                                        Land Rover Products, with staff trained
                                        in accordance with Company guidelines
                                        and designated as a Centre by Company.
                                        Such designation as a Centre may be
                                        withdrawn by Company if Dealer fails to
                                        maintain the requirements of a Centre.

Land Rover Vehicle                      1.11  "Land Rover Vehicle" means a four
                                        wheel drive vehicle assembled by
                                        Manufacturer bearing the trademark Land
                                        Rover and imported by Company.

Land Rover Parts
Accessories                             1.12  "Land Rover Parts & Accessories"
                                        means replacement parts and optional
                                        equipment marketed by Company for Land
                                        Rover Vehicles.  The optional equipment


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                                        will be referred to for marketing
                                        purposes as "Gear", as "Land Rover Gear" or "Vehicle Gear".

Land Rover Products                     1.13  "Land Rover Products" means the
                                        combination of Land Rover Vehicles and
                                        Land Rover Parts and Accessories.

Warranty 1.14 "Warranty" means that certain undertaking issued by Company which describes the limited obligation of Company with respect to repair and service of Land Rover Vehicles in accordance with the written terms of such undertaking as described in Article 9.

                                        Article 2 - Marque Values, Advertising
                                        and Promotions Trademarks
                                        ----------------------------------------

Marque Values                           2.1  Dealer and Company, as part of a
                                        national Land Rover distribution system, agrees to adhere to the Marque Values and promote Land Rover Products and conduct their operations in a manner consistent with those values.

Advertising                             2.2  Advertising will be done
                                        consistently and regularly in compliance with Company guidelines and Dealer will correct and/or withdraw, as required by Company, any advertising or promotional material which Company, in its sole opinion, deems objectionable.

Promotions                              2.3  Dealer will conduct, on a regular
                                        basis, promotional events such as off-
                                        road events, service clinics, lifestyle
                                        and press events and support local civic and cultural events, all to further enhance the image of the Dealer and other Land Rover dealers.

Signs 2.4 Dealer will purchase, illuminate, promptly repair and maintain at the Dealer Premises, signs and displays of the type developed by Company as well as such other types of signs necessary


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                                        to effectively identify the Dealer and
                                        the Dealer Premises.  The parties will
                                        cooperate so as to adhere to local laws
                                        and ordinances which relate to the
                                        placement, size and general appearance
                                        and control of signs.  Dealer will
                                        provide Company with sufficient
                                        information concerning local laws and
                                        ordinances to allow for proper design
                                        and placement of signs.

Advertising Groups                      2.5  To the maximum extent permitted by
                                        law, Dealer will participate in
                                        promotional, advertising and public
                                        relations programs and groups developed
                                        by Company and will further develop and
                                        actively utilize programs for the
                                        advertising, promotion and media
                                        coverage of Land Rover Products.

Use of Trademark                        2.6  Dealer will not use or display any
                                        Company trademark except in the
                                        following fashion:

                                             2.6.1  In connection with the
                                                    promotion, sale and service
                                                    of Land Rover Products
                                                    exclusively; and

                                             2.6.2  Only in such manner and for
                                                    such purposes incident to
                                                    such promotion, sale, and
                                                    service as Company may
                                                    specify from time-to-time.

Limitation                              2.7  Dealer agrees not to use any word,
                                        symbol or abbreviation which is similar
                                        to, or may be confused with Company's
                                        trademark.  Dealer may use the
                                        designations "Land Rover Authorized
                                        Dealer," "Land Rover Genuine Parts," and
                                        "Land Rover Authorized Service" and the
                                        vehicle names "Range Rover",
                                        "Discovery", "Defender 90" and "Defender
                                        110".  No Company trademark may be used
                                        except in the color, size, form and
                                        style as


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                                        uniformly approved by Company.  Dealer
                                        is not authorized to offer any resale
                                        items displaying Company's trademark
                                        except those items offered by Company.

Infringement                            2.8  The parties agree to cooperate with
                                        each other in preventing any acts of
                                        trademark infringement or misuse.
                                        Dealer will advise Company of any
                                        potential non-compliance which comes to
                                        Dealer's attention and Company will
                                        properly address any violation or
                                        infringement or perceived infringement
                                        in order to assure the integrity and
                                        values of the Land Rover marque.

                                        Article 3 - Supply of Product
                                        ----------------------------------------

New Vehicle Order                       3.1  Subject to their availability,
                                        Company will sell and deliver Land Rover
                                        Products to Dealer in accordance with
                                        the terms of this Agreement.  Dealer
                                        will place orders in accordance with
                                        procedures established by the Company.
                                        All orders are subject to acceptance by
                                        Company and may be accepted in whole or
                                        in part.  Orders will be accepted by
                                        formal notice or by shipment.  All
                                        orders are deemed firm except Dealer may cancel all or part of its order by notice, if such notice is received by Company prior to notice of acceptance being issued by Company or prior to shipment of the order if shipment is used by Company as the method of acceptance of Dealer's order. If such notice of cancellation is issued orally, it shall be immediately confirmed in writing.

Delivery 3.2 Company will select the distribution point for delivery. Dealer shall be responsible for the costs of shipping from the Company nominated distribution point on a nationwide equalized cost basis. If diversions are made at Dealer's request, or as a result of Dealer's failure or refusal to accept


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                                        delivery, except as provided in section
                                        3.7 below, all costs of such diversion
                                        shall be for Dealer's account and shall
                                        be paid promptly.

Dealer Cost                             3.3  All acceptances of Dealer's orders
                                        will be at the prevailing Company price.
                                        Company retains the right, subject to
                                        notice, to revise prices from time to
                                        time.  Such revised prices shall be
                                        effective as of the date stated and will apply to all unfilled orders of Land
                                        Rover Products which have not yet been
                                        shipped to Dealer. Company will protect retail Customers with orders in place secured by deposits from price increases in accordance with local law. In agreeing to provide such protection,
                                        Company retains the right to set
                                        reasonable requirements on such orders
                                        (including methods of reporting and
                                        accepting deposits) to audit all such
                                        claims for price protection and to
                                        recharge Dealer for any price protection given to a Customer that is not subsequently substantiated. The amount recharged will be the difference between the price to the Customer as represented and what the price would have been but for the protection.

Payment 3.4 Dealer will pay for Land Rover Products in cash, by electronic funds transfer, by sight draft, on an account maintained by Dealer for such purpose, or in such other manner as specified by Company at the time and upon the conditions specified in terms of payment established by Company. Delivery of checks or of instruments other than cash will not constitute payment until cash has actually been collected. All collection charges, transfer charges and exchange costs, if any, together with attorney fees, shall be for Dealer's account.


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Title                                   3.5  Title to all Land Rover Products
                                        will pass to Dealer upon full payment by Dealer. Dealer will execute and deliver, and authorizes Company to execute on its behalf, any financing statements or other documents necessary to evidence its ownership. Company may take possession of any Land Rover Product to which it has title. Company is entitled to all the rights and remedies of a secured party under the provisions of the Uniform Commercial Code in addition to its rights under this Agreement.

Risk of Loss                            3.6  Risk of Loss to all Land Rover
                                        Products shall pass to Dealer at the
                                        same time as their delivery to Dealer at Company's distribution point or to a carrier at the place of delivery specified in Company's terms of delivery. Dealer will promptly advise
                                        Company of any damage incurred in
                                        transit on unloading Land Rover
                                        Vehicles.  In order to receive payment
                                        for any transit damage, Dealer will
                                        adhere to carrier and insurance company
                                        requirements with respect to inspection
                                        and documentation to assure proper
                                        reporting of any damage.  Company will
                                        handle all claims for transit damage
                                        with the relevant insurance carrier and
                                        turn over to Dealer all amounts, if any, collected upon receipt by Company. No
                                        Land Rover Products will be sold by
                                        Dealer in a damaged condition under any
                                        circumstances.

Repair/Replacement                      3.7  Dealer will promptly repair any
                                        transportation damage to a Land Rover
                                        Vehicle.  In the event damage is in
                                        excess of six percent (6%) of the
                                        Manufacturer's Suggested Retail Price,
                                        exclusive of glass, tires, wheels and
                                        lighting components, or has sustained
                                        damage which under applicable state law
                                        requires disclosure by Dealer to
                                        Customer, Dealer may, at its discretion,


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                                        return the vehicle to Company and
                                        Company may either substitute a
                                        different vehicle or credit Dealer's
                                        account for the cost of the unit.

Distribution                            3.8  Company retains the right to
                                        distribute Land Rover Vehicles in
                                        accordance with its best judgment for
                                        maximum sales benefit, will at all times make the distribution fair and equitable and will consider Dealer preferences recognizing the variances in regional sales performance and taking into consideration Dealer investment and performance. Company will provide
                                        Dealer with a written explanation of the allocation methods. Dealer agrees that distribution includes Dealer accepting a representative selection of all Company models and color and trim specifications for all Land Rover Vehicles.

Inventory                               3.9  Subject to Company's ability to
                                        deliver, Dealer will maintain a pre-
                                        agreed level of inventory of Land Rover
                                        Vehicles amounting to sixty (60) days
                                        sales of each model based on Dealer's
                                        annual objective.  The parties agree
                                        that such inventory is reasonable in the circumstances. Such inventory level will be subject to adjustment based on actual sales and projections made by the Company.

Demonstrators                           3.10  Dealer will maintain a specific
                                        number of Land Rover Vehicles for
                                        demonstration purposes and shall at all
                                        times keep such vehicles in clean,
                                        first-class working condition and shall
                                        register such vehicle as demonstrator
                                        with Company.  The specific number
                                        required will be based on volume and
                                        subject to adjustment annually. One (1) vehicle for each model must be available at Dealer's Premises during normal business hours.


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                                        ARTICLE 4 - PRIMARY AREA OF
                                        RESPONSIBILITY/FACILITIES

Description                             4.1  Dealer and Company have agreed that
                                        Dealer is responsible for actively
                                        marketing, promoting, selling and
                                        servicing Land Rover Products in a
                                        professional manner, that will enhance
                                        the image and reputation of Land Rover
                                        Products and all dealers of Land Rover
                                        Products, within a geographic territory
                                        referred to as the Dealer's Primary Area of Responsibility ("PAR"). Dealer's
                                        PAR, more fully described in attached
                                        Primary Area of Responsibility Exhibit,
                                        contains sufficient potential for sales
                                        and service of Land Rover Products to
                                        justify the investment Dealer has made
                                        and agrees to continue to make to
                                        profitably develop the market.  Dealer
                                        agrees to devote the necessary
                                        resources, including advertising, market research, promotional events and sales and service activities to the development of this market. In the case of a Land Rover Centre, Dealer will devote all of its resources to the development of the PAR.

Exclusivity of Territory                4.2  In consideration of Dealer's
                                        devoting and continuing to devote the
                                        resources necessary to develop the
                                        Primary Area of Responsibility, Company
                                        agrees that it will not locate another
                                        dealer of Land Rover Products within
                                        Dealer's Primary Area of Responsibility.
                                        In the event Dealer fails to develop the Primary Area of Responsibility, or to complete any remodeling or expansion to the Dealer Premises, or addition of other facilities, as agreed to meet demand and achieve and maintain customer satisfaction, or reduces the amount of the Dealer Premises described in the Dealer Facilities and Location Exhibit dedicated to Land Rover Products or, in the case of a Land Rover Centre, begins conducting any other


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                                        type of business at the premises other
                                        than that devoted to Land Rover Products exclusively, Company may, at its sole option, either terminate this Agreement, or reallocate the Primary Area of Responsibility to match Dealer's Premises as they have been revised or reduced.

Facilities Location                     4.3  Dealer Premises requirements and
                                        location(s) are more fully described in
                                        the attached Dealer Facilities and
                                        Location Exhibit.  Dealer agrees to
                                        conduct operations from such facilities
                                        and none other.

Facilities Design                       4.4  Dealer fully recognizes and agrees
                                        that part of the success of the sale of
                                        Land Rover Products is the provision of
                                        a unique retail experience to Owners and Customers. This unique experience, while made up of many elements, is symbolized by a consistent, recognizable design and layout. The overall approach to the design and its elements have been jointly developed by Company and Dealers to be instantly recognizable as a facility that is customer friendly and yet efficient to operate. Therefore,
                                        Dealer agrees not to alter the design,
                                        layout, space allocation or other part
                                        of the retail environment from that
                                        described in the Dealer Facilities and
                                        Location Exhibit unless specifically
                                        agreed with Company in advance and
                                        further agrees to develop future
                                        facilities in accordance with the plans
                                        and specifications provided by Company
                                        recognizing local restrictions as to
                                        signage, design, building
                                        specifications, etc.

                                        ARTICLE 5 - CUSTOMER RELATIONS AND
                                        RETENTION

Satisfaction                            5.1  Customer satisfaction is the key to
                                        the development and maintenance of a
                                        unique retail


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                                        environment.  Dealer will provide
                                        prompt, professional, considerate
                                        service to all Owners of Land Rover
                                        Products, regardless of the selling
                                        dealer and recognizes that Dealer's
                                        obligations of training, supply of spare parts and service capacity are the foundation to satisfactory Customer relations. Dealer agrees to participate in Company's programs to measure and improve Customer Satisfaction.

Dealer Complaint Resolution             5.2  Dealer will investigate and resolve
                                        in a manner satisfactory to Company all
                                        complaints by Owners of Land Rover
                                        Vehicles in a prompt and businesslike
                                        fashion.  Any complaint which Dealer
                                        cannot remedy promptly shall be reported to Company and Dealer will keep Company informed of progress on its resolution of such problems. Dealer will at all times of operation designate one employee at the Dealer Premises whose responsibility shall be Customer relations and will serve as the interface with the Company on the resolution of any Customer complaints.
                                        Dealer and Company will develop remedial programs as necessary to improve Dealer rating in Customer satisfaction and
                                        Dealer will implement these Programs.

                                        ARTICLE 6 - DEALER PERFORMANCE,
                                        OPERATIONS AND PERSONNEL

Performance                             6.1  On an annual basis, Company and
                                        Dealer will agree on sales, service and
                                        customer satisfaction goals and
                                        objectives for Dealer.  The parties
                                        intent in setting such goals and
                                        objectives is to provide a continuing
                                        incentive to achieve the highest
                                        standard of excellence among all dealers of Land Rover Products and to reconfirm on an ongoing basis Company's and Dealer's joint commitments to maintaining those high standards in all aspects of Dealer's operations. The criteria for setting the goals


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                                        and objectives will include comparisons
                                        with other dealers of Land Rover
                                        Products and dealers of competing
                                        models.

Reports 6.2 Dealer agrees to maintain books and records of account in accordance with accepted accounting principles and provide Company with financial statements and other operating reports in a format supplied by Company. Dealer will transmit such accounts and records on the data processing system selected by Company separate from the accounts, reports, etc., required by any organization with which Dealer may have a relationship, so as to reflect Land Rover business on a stand alone basis. At a minimum a Dealer operating a shared facility will report Land Rover revenues separately and by category and allocate expenses on a reasonable and consistent basis which will be described to Company.

Time of Reporting                       6.3  Dealer will deliver on or before
                                        the tenth (10th) day of each calendar
                                        month the required financial statements
                                        for the preceding month and year-to-
                                        date, and within ninety (90) days of the close of Dealer's fiscal year, a consolidated balance sheet and a profit and loss statement for the Dealer as a whole and for Land Rover Products.
                                        Company may require such year-end
                                        statement to be certified by a Certified
                                        Public Accountant, at Dealer's expense,
                                        and will notify Dealer of such
                                        requirement at least thirty (30) days
                                        prior to the close of such fiscal year.

Financial Requirements                  6.4  Dealer agrees to maintain and
                                        employ in its operation at all times
                                        financial resources sufficient to enable
                                        Dealer to perform Dealer's obligations
                                        under this Agreement.  The resources
                                        shall include the amounts of


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                                        working capital, debt to equity ratio,
                                        minimum net worth, new vehicle financing and other financial resources which Company requires. Company and Dealer have reached agreement on certain minimum acceptable financial requirements applicable to Dealer and such minimum standards are contained in the Dealer Financial Requirements Exhibit. The minimum requirements are subject to adjustment from time to time by Company on the basis of Dealer performance.

General Manager                         6.5  Dealer agrees to employ at all
                                        times a fully qualified and trained
                                        General Manager having principal
                                        responsibility for the overall
                                        management of Dealer to oversee the day-to-day operations and designated as such in the Dealer Ownership and Management
                                        Exhibit.  This person shall devote full
                                        time and attention to the management of
                                        Dealer's overall operation and shall
                                        have full authority to make decisions
                                        and act on behalf of Dealer with
                                        Company.  In the case of a Land Rover
                                        Centre, the General Manager shall be
                                        referred to as the Centre Manager and
                                        his/her efforts will be directed
                                        exclusively to the operation of the
                                        Dealer's Land Rover Centre.  Dealer
                                        agrees to inform Company in writing of
                                        any change in the name of the person
                                        having such responsibility and
                                        authority.  No change shall be made or
                                        be effective without the prior written
                                        consent of Company, which consent will
                                        not be unreasonably withheld.  The
                                        Dealer Principal may be designated
                                        General Manager if he/she devotes full
                                        time to the Dealer operations.

Sales Personnel                         6.6  Dealer shall at all times employ a
                                        sufficient number of fully trained and
                                        qualified personnel to allow Dealer to
                                        fulfill its sales obligations.  At a
                                        minimum, Dealer will continuously employ one (1)


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                                        fully trained sales representative for
                                        Land Rover Vehicles who is acceptable to Company and shall primarily sell Land Rover Vehicles. The Land Rover Products Sales Manager shall be authorized to order Land Rover Products and approve all transactions with customers in the absence of the General Manager. The total number of sales personnel employed and their training requirements will be determined by Company, based on sales history and planning volumes.

Service Personnel                       6.7  Dealer shall at all times employ a
                                        sufficient number of fully qualified and trained technicians, service advisers, and other required personnel to fulfill its service and customer relations and customer retention obligations. Dealer will continuously employ at a minimum, one (1) factory trained technician, such technician having attended training courses conducted by Manufacturer at its assembly plant at Solihull, England,
                                        U.K., to repair and service Land Rover
                                        Vehicles.  The total number of service
                                        personnel employed will be determined by Company based on Dealer's sales history and the number of other types of vehicles the service personnel are to be competent to repair.

Training 6.8 Dealer shall, at its own expense, have its employees attend and complete Company and Manufacturer provided training courses in sales, service, parts, warranty and computer systems which shall be conducted from time to time.

Parts Sales                             6.9  Dealer will use its best efforts to
                                        promote the sale of Land Rover Parts and Accessories in Dealer's Primary Area of
                                        Responsibility.

Parts Inventory                         6.10  Dealer will maintain a three (3)
                                        month supply of Land Rover


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                                        Parts and Accessories at the Dealer
                                        Premises in storage areas maintained
                                        exclusively for such purpose.  The
                                        parties agree that such inventory level
                                        is reasonable in the circumstances. The adequacy of the supply of spare parts and of the storage area will be determined by Company.

Genuine Parts                           6.11  In the performance of Warranty
                                        service, Dealer will only use genuine
                                        Land Rover Parts and Accessories
                                        together with parts that have been
                                        approved by Company so as not to
                                        jeopardize the Owner's Warranty. Dealer will maintain all required records so as to track all repairs and warranty service performed on a Land Rover
                                        Vehicle.  Dealer will not sell, offer
                                        for sale or represent as genuine, Land
                                        Rover Parts and Accessories which are
                                        not in fact new, genuine Land Rover
                                        Parts and Accessories.

Systems 6.12 Dealer will purchase, maintain and upgrade as required a data processing system, together with related software and telecommunications as specified by Company for use exclusively with Land Rover Products. Dealer will employ fully qualified data entry and operating personnel to update all information as required, adhere to Company provided operating practices and procedures, and generally employ the system to the maximum effective advantage of Company and Dealer. The system called for will serve as Dealer's primary link with Company and be used for vehicle and parts ordering, warranty claims processing, filing of reports, information storage and retrieval, sales reporting, etc. The purchase will be made from Company to assure uniformity of hardware and software throughout Company's network of Dealers. Dealer will at all times keep the system confidential including the software and data stored therein.

Compliance with Law                     6.13  Dealer will, at all times,
                                        maintain current and valid all licenses
                                        required for operation of the Dealer and occupancy of the Dealer Premises and will adhere to all applicable laws, rules, regulations and codes relating to the conduct of the business. In addition, Dealer will comply with all applicable provisions of the National
                                        Traffic and Motor Vehicle Safety Act of
                                        1966, the Federal Clean Air Act and
                                        Magnusson-Moss Warranty Act, all as
                                        amended including regulations issued
                                        thereafter, together with any other
                                        Federal, state and local and vehicle
                                        emission, safety and warranty
                                        legislation.

Operating Hours                         6.14  Dealer will open the Dealer
                                        Premises for business during such hours
                                        as other dealerships in the vicinity are customarily open.

Service 6.15 Dealer will designate a separate service area for the repair and service of Land Rover Vehicles, including the installation of special lifting device(s), and keep and make use of a full complement of Company specified tools and equipment. The size of the service area dedicated to Land Rover Products will be a function of Dealer's sales and service volumes. All Company required shop manuals and training manuals shall be complete and up-to-date at all times.

Vehicle Inspection                      6.16  Company will specify a system of
                                        inspection and services to be completed
                                        on all Land Rover Vehicles sold by the
                                        Dealer prior to their delivery to the
                                        Owner and Dealer will keep records
                                        required by Company to establish the
                                        performance of such inspection and
                                        services.

                                        ARTICLE 7 - OBLIGATION OF COMPANY TO
                                        DEALER

Sales and Service Support               7.1  To assist Dealer in the promotion,
                                        sales and service of Land Rover
                                        Products, Company will provide, or cause to be provided to the Dealer the following:

                                             7.1.1  General and specialized
                                             product information and trained
                                             field assistance to respond to
                                             inquiries, train Dealer sales
                                             personnel and provide special
                                             advice and counsel with respect to
                                             sales and marketing strategies,
                                             techniques and organizations.

                                             7.1.2  Trained field assistance to
                                             respond to inquiries, train Dealer
                                             service personnel and provide
                                             advice and counsel with respect to
                                             maintenance and repair of Land
                                             Rover Vehicles and operations and
                                             managerial advice and assistance on
                                             parts and service organizations.

                                             7.1.3  A spare parts supply depot.

Supply of Materials                     7.2  At reasonable cost to Dealer,
                                        Company will also provide:

                                             7.2.1  Sales training courses for
                                             Dealer personnel and refresher
                                             courses for previously trained
                                             Dealer personnel as well as updates
                                             on product development.

                                             7.2.2  Service and maintenance
                                             training courses for Dealer
                                             personnel in all aspects of
                                             inspection and preparation prior to
                                             sale, Warranty claims and repairs
                                             and other service and repairs
                                             including training
                                             at the Manufacturer's facilities
                                             together with refresher and
                                             supplemental training courses at
                                             Company's facilities.

                                             7.2.3  Manuals on operating
                                             procedures, including updates on
                                             service and parts information.
                                             Brochures, special tools and
                                             equipment and other data on Land
                                             Rover Products as required for
                                             performing the Dealer obligations
                                             are under.

                                             7.2.4  A data processing system to
                                             communicate and transmit
                                             information, orders, reports,
                                             claims, etc., between Dealer and
                                             Company in a timely fashion.

National Advertising                    7.3  Company will develop a marketing
                                        program for each model of Land Rover
                                        vehicles that will position each product in the market place and provide consistent high quality advertising on a national level, as well as materials useful for the individual Dealers at the local Level.

                                        ARTICLE 8 - OWNERSHIP, SUCCESSION,
                                        TRANSFER AND ASSIGNMENT

Ownership                               8.1  Dealer has provided Company with a
                                        description of the ownership of Dealer,
                                        including names, addresses, percentage
                                        of ownership and description of holdings of all individuals and/or business entities (corporation, partnership, etc.) with direct ownership in Dealer and said information is contained in the Dealer Ownership and Management Exhibit.
                                        Dealer recognizes that Company has
                                        entered into this Agreement on the basis of and in reliance on the representations contained in such

                                        Exhibit.  Dealer will not make or agree
                                        to any changes in ownership from that
                                        described in such Exhibit, except in the instances of 8.2 and 8.3 below.

Death of the Dealer
Principal                               8.2  Upon the death of the Dealer
                                        Principal:

                                             8.2.1  If the ownership interest of
                                             the Dealer Principal in Dealer
                                             passes as specified in a written
                                             succession agreement previously
                                             approved by Company in writing and
                                             the management of Dealer remains in
                                             the persons named in the Dealer
                                             Ownership and Management Exhibit,
                                             or in such written succession
                                             agreement, Company will enter into
                                             a new Dealer Agreement with such
                                             named approved successor and the
                                             process of 8.2 will not apply; or

                                             8.2.2  If no written succession
                                             agreement has been approved by
                                             Company but the ownership interest
                                             in Dealer of such Dealer Principal
                                             passes directly to the surviving
                                             spouse and the children, or any of
                                             them, of the Dealer Principal and,
                                             either Dealer's General Manager
                                             remains as stated in the Dealer
                                             Ownership and Management Exhibitor,
                                             or within ninety (90) days after
                                             the death of such Dealer Principal,
                                             a successor General Manager is
                                             appointed in accordance with
                                             Article 6.5 and the other
                                             management of Dealer remains as
                                             stated in the Dealer Ownership and
                                             Management Exhibit, then Company
                                             will enter into a new Dealer
                                             Agreement with Dealer for a period
                                             of twelve (12)
                                             months.  After the expiration of
                                             this twelve (12) month period,
                                             Company will review with Dealer the
                                             changes, if any, in the management
                                             or equity interest of Dealer
                                             required by Company as a condition
                                             of entering into a new Dealer
                                             Agreement with Dealer.

                                             8.2.3  Any new Dealer Agreement
                                             entered into pursuant to this
                                             paragraph will be in substantially
                                             the same form as the Dealer
                                             Agreement then currently offered by
                                             Company to its other dealers.

                                             8.2.4  Unless one of the above
                                             provisions is complied with, the
                                             death of the Dealer Principal will
                                             result in the immediate termination
                                             of the Dealer Agreement and the
                                             provisions of Article 13, Effects
                                             of Termination, will apply.

Company's Right of First
Refusal 8.3.1 Upon completion and signature of any buy/sell or other transfer agreement, Dealer will provide a copy of the complete buy/sell documentation to Company. Such buy/sell documentation should contain all the necessary terms and conditions to effect a complete, enforceable contract with the prospective purchaser. The Company will have thirty (30) days from the receipt of such full buy/sell documentation to advise Dealer if it intends to exercise its right of first refusal.

                                        8.3.2  In the event Company elects to
                                        exercise its right of first refusal, the purchase price shall be that amount contained in the buy/sell agreement, subject to any adjustments for inventory and other offsets plus any offsets that are Company specific. Company shall reimburse Dealer for any brokerage commission contractually incurred by Dealer in securing the prospective purchaser and shall reimburse Dealer for any other cost reasonably incurred by Dealer in the negotiation of the buy/sell agreement. Such costs may include attorney's fees, accounting fees and appraisal fees incurred by the prospective buyer, so long as such services benefit company in the evaluation of the transaction, and any other services which Company would have otherwise had to perform and is not obligated to re-perform and which Dealer remains obligated to pay if Company does not exercise the right of first refusal.

                                        8.3.3  Once Company has elected to
                                        exercise its right of first refusal, it
                                        may assign such right to another.
                                        However, Company shall remain
                                        responsible to guarantee such assignee's performance of the buy/sell agreement.

                                        8.3.4  This provision will not apply to
                                        a disposition with a member of the
                                        Dealer Principal's immediate family
                                        (spouse, child, brother, sister,
                                        parent), to an individual named in the
                                        succession addendum prepared pursuant to the provisions of the Transfer in the Event of Death of the Dealer provisions in Article 8.2.1 of this Agreement, or to an individual listed in the Ownership and Management Exhibit who has been so listed for the three previous years and who is otherwise qualified to be a Dealer Principal.

                                        8.3.5 Company's rights under this
                                        provision shall survive the filing of
                                        any bankruptcy or insolvency proceeding
                                        contemplated by section 12.5 hereof.

Assignment                              8.4 This Agreement may be freely
                                        assigned by Company. This Agreement may not be assigned or transferred in whole or in part by Dealer.

                                        ARTICLE 9 - WARRANTY

Company Warranty                        9.1  The only warranty applicable to
                                        Land Rover Products will be the written
                                        Warranty as may be furnished by Company.
                                        Except for the express liability
                                        undertaken under such written Warranty,
                                        Company neither assumes nor authorizes
                                        any other person or party to assume any
                                        other obligation or liability in
                                        connection with Land Rover Products.

Provision of Warranty                   9.2  Company will supply Dealer with a
                                        copy of such written Warranty and Dealer will supply a copy of such Warranty to each customer of Land Rover Vehicles or Land Rover Parts and Accessories as applicable at the time of sale. Dealer will also maintain a supply of Warranty booklets to provide to Customers at their request. Dealer will make all sales in a manner so that Owner acquires all rights under the Warranty and Dealer will incorporate the terms of the Warranty as part of each order form and other contract for sale of Land Rover
                                        Products by Dealer.

Delivery to Customer                    9.3  Upon delivery to an Owner of a Land
                                        Rover Vehicle, Dealer will also deliver
                                        a completed Warranty booklet, supplied
                                        by Company with each Land Rover Vehicle.
                                        Upon presentation of a Warranty booklet
                                        by an Owner, Dealer will perform the
                                        required warranty services for the
                                        appropriate Warranty period and properly document its performance in the Owner's
                                        Warranty booklet as well as in the
                                        Dealer's own record.

Warranty Services                       9.4  Dealer will perform repairs and
                                        service required by Company's

                                        Warranty on any and all Land Rover
                                        Vehicles for which a Manufacturer's
                                        Certificate of Origin is issued by
                                        Company, whether such vehicle was
                                        purchased from Dealer or another Company dealer. Dealer will perform all its Warranty obligations hereunder in accordance with the Company's then current policy on Warranty and service procedures. Dealer further agrees to perform any and all recall and product improvement services in compliance with instructions and directions issued by Company on such vehicle.

Payment for Warranty
Services 9.5 Company will compensate Dealer for the labor and parts used by Dealer in performing its Warranty obligations and in connection with any recall, product improvement or product update campaign which Company may require Dealer to perform. Such compensation shall be in reasonable amounts as published from time to time by Company in accordance with industry practices and based on warranty labor rates and hours and parts prices determined by Company to perform such work.

Limited Warranty                        9.6  EXCEPT AS EXPRESSLY STATED IN THIS
                                        ARTICLE 9, COMPANY MAKES NO WARRANTIES
                                        WHATSOEVER, EXPRESS OR IMPLIED, AS TO
                                        PERFORMANCE, CHARACTERISTICS,
                                        SPECIFICATIONS, OR CONDITION OF LAND
                                        ROVER PRODUCTS TO BE SUPPLIED BY IT TO
                                        THE DEALER, INCLUDING BUT NOT LIMITED
                                        TO, THE MERCHANTABILITY OR FITNESS FOR
                                        ANY PARTICULAR PURPOSE AND ASSUMES NO
                                        LIABILITY WHATSOEVER WHETHER FOR DIRECT,
                                        INDIRECT, OR CONSEQUENTIAL DAMAGES, OR
                                        IN ANY OTHER WAY IN CONNECTION WITH SUCH
                                        PERFORMANCE, CHARACTERISTICS,
                                        SPECIFICATIONS OR CONDITION AND
                                        COMPANY'S MAXIMUM LIABILITY IS TO REPAIR
                                        OR, AT COMPANY'S OPTION, REPLACE THE
                                        LAND ROVER PRODUCT.

                                        ARTICLE 10 - INDEMNIFICATION

Indemnity by
Company 10.1 Company will indemnify and hold Dealer harmless against any judgment, which may be rendered against Dealer, including court costs and reasonable attorney fees in any litigation commenced by third parties seeking monetary damages naming Dealer as a defendant concerning,

                                        (i) breach of any Company Warranty on
                                        any Land Rover Product;

                                        (ii) bodily injury, death or property
                                        damage claimed to be caused by a defect
                                        in the design, manufacture or assembly
                                        of a Land Rover Product prior to
                                        delivery thereof to Dealer (except a
                                        defect which could have been detected by Dealer on a reasonable inspection);

                                        (iii) a misrepresentation or misleading
                                        statement made by Company;

                                        (iv) a failure by Company to comply in
                                        whole or in part with any obligation
                                        assumed by Company pursuant to the
                                        Agreement.

                                        10.2  Company will not be obligated to
                                        indemnify Dealer if the above conditions apply but in addition:

                                        (i) Dealer error or omission in
                                        servicing (including but not limited to
                                        Dealer not having performed recalls of
                                        which Dealer had notice) if the defect
                                        subject to the recall is alleged or
                                        contended to be a contributing cause to
                                        the breach of warranty, injury, death or property damage which is the subject matter of the litigation;

                                        (ii) the subject Land Rover Product has
                                        been altered by or for Dealer in a
                                        manner using components not approved by
                                        Company and the
                                        alteration, in whole or in part,
                                        contributes to the incident or injury
                                        that results in the litigation; or

                                        (iii) the alleged defect should have
                                        been detected by Dealer, either as a
                                        result of the Pre-Delivery inspection
                                        called for under this Agreement, or upon a reasonable inspection.

                                        10.3  Dealer will refund to Company any
                                        amount previously paid by Company for
                                        providing a defense, or any indemnity
                                        payment, if after undertaking to provide a defense or indemnity, the facts described in 10.2 are disclosed.

Notification of Claim                   10.4 Dealer will promptly notify Company
                                        of any claim within the provision of
                                        10.1 above which Dealer asserts Company
                                        must defend.  Dealer will take steps
                                        necessary to protect its own interests
                                        until Company assumes the defense of
                                        Dealer.  Upon assuming the defense,
                                        Company will retain and direct counsel
                                        of its own choosing and Dealer will
                                        cooperate in all matters during the
                                        course of the defense.

Indemnity by Dealer                     10.5  Dealer will indemnify and hold
                                        Company harmless against any judgment
                                        which may be rendered against Company,
                                        including court cost and reasonable
                                        attorney fees, in any litigation
                                        commenced by third parties seeking
                                        monetary damages, naming Company
                                        concerning:

                                        (i) a failure by Dealer to comply in
                                        whole or in part with any obligation
                                        assumed by Dealer pursuant to this
                                        Agreement;

                                        (ii) Dealer's negligent or improper
                                        repair or service of a Land Rover
                                        Vehicle, including the use of non-
                                        genuine Land Rover Products;

                                        (iii) Dealer's breach of any agreement
                                        between Dealer and Dealer's Customer;

                                        (iv) Dealer's misrepresentation or
                                        misleading statement to any Customer.

                                        (v) the breach of any warranty, service, financing or other agreement provided by Dealer to an Owner and to which Company is not a party or the provider.

                                        ARTICLE 11 - COMMUNICATIONS AND
                                        DISPUTES

Communications                          11.1 The parties agree that in order to
                                        perform at their utmost capability and
                                        to complete effectively in the
                                        marketplace with other manufacturers and dealers of motor vehicles and provide the level of Customer satisfaction and Owner experience that is desired, it is imperative that Dealer and Company maintain an open forum with respect to communications. Company agrees to keep
                                        Dealer advised of plans for future
                                        product and development of the franchise on an ongoing basis and to address itself to Dealer concerns. Dealer agrees to apprise Company of any concern
                                        Dealer has with respect to the ongoing
                                        business and seek to resolve any
                                        concerns or issues by direct, open
                                        communication.

Disputes Resolution                     11.2 While the parties agree to seek to
                                        resolve any dispute that may arise
                                        between them at the operational level,
                                        nonetheless the parties recognize that
                                        disputes may arise concerning compliance with the Agreement and the rights and obligations of the parties under this Agreement. The parties agree to attempt to resolve all such disputes and differences through good faith negotiation. However, in the event the dispute cannot be resolved, the parties agree to submit such dispute to the Dispute

                                        Resolution Process ("Process").  This
                                        will be an ongoing, developing Process
                                        prepared and revised jointly by Company
                                        and Dealer on a continuing basis so as
                                        to provide an efficient method, both in
                                        terms of time and expense, of resolving
                                        disputes.  The Process will include the
                                        services of a third party facilitator
                                        and the parties agree to share the costs of the facilitator and to share the expense of any non parties who agree to assist in mediating the dispute, including other dealers and employees of Company. The parties agree that referral of any dispute to the Dispute Resolution Process is mandatory. However, the outcome of the Process is not binding except that the parties may agree to accept all or part of the results of the Process as a settlement at any time during the course of the Process.

                                        ARTICLE 12 - TERMINATION

By Agreement                            12.1 This Agreement may be terminated at
                                        any time by the mutual agreement of the
                                        parties.

By Dealer                               12.2 Dealer may terminate this Agreement
                                        by giving to the Company prior written
                                        notice specifying the effective date of
                                        termination, provided that the effective date of such termination shall not be earlier than thirty (30) days after such notice of termination has been received.

By Company on Fifteen
(15) Days Notice                        12.3 Company may terminate this
                                        Agreement on fifteen (15) days written
                                        notice to Dealer upon the occurrence of
                                        any of the following events:

                                             12.3.1 Dealer's relocation of the
                                             Dealer Premises without the prior
                                             written approval of Company.

                                             12.3.2 Dealer's attempted
                                             assignment or transfer of the
                                             Agreement in violation of
                                             Article  8.1.

                                             12.3.3 The purported transfer of
                                             any ownership interest in violation
                                             of Article 8.4.

                                             12.3.4.  Cancellation, suspension
                                             or revocation of any license,
                                             permit, etc., necessary for the
                                             operation of Dealer's business at
                                             the Dealer Premises or Dealer's
                                             failure to secure or renew such
                                             license, permit, etc., within the
                                             above period of time.

                                             12.3.5 Failure of the Dealer
                                             Premises to operate as a going
                                             concern during the normal business
                                             hours customary for automobile
                                             dealerships in the Primary Area of
                                             Responsibility for a period of
                                             seven (7) consecutive business
                                             days, so long as such failure is
                                             not due to causes enumerated in
                                             Article 14.8.

                                             12.3.6 The making of any material
                                             misrepresentation in Dealer's
                                             application for the right to sell
                                             Land Rover Products or relating to
                                             ownership of Dealer.

                                             12.3.7 The submission to Company of
                                             any false or misleading financial
                                             statement, sales report, Warranty
                                             claim, sales incentive or promotion
                                             payments or other request for
                                             reimbursement or payment or any
                                             other form or status report
                                             required by Company's business
                                             practices.

                                             12.3.8 Conviction of Dealer or any
                                             of the individuals named in the
                                             Dealer Ownership and Management
                                             Exhibit of any criminal offense
                                             which, in the sole opinion of
                                             Company, harms
                                             the business image of Land Rover
                                             Products, or adversely affects
                                             Dealer operations.

                                             12.3.9 Cancellation, without
                                             concurrent replacement, of any
                                             credit line, floor plan financing
                                             or other financing facility.

By Company on Ninety
(90) Days Notice                        12.4 Company may terminate this
                                        Agreement upon ninety (90) days written
                                        notice if, after receipt of such notice, Dealer has not corrected the failure(s) stated in such notice within the ninety
                                        (90) day period or, if not capable of
                                        correction within such period, commenced and diligently prosecuted a remedy to correct such failure satisfactory to the Company for any of the following events:

                                             12.4.1 The failure by Dealer to
                                             provide the level of
                                             representation, promotion, sales or
                                             service of Land Rover Products
                                             required under the terms of this
                                             Agreement.

                                             12.4.2 Dealer's use of deceptive or
                                             misleading practices in the sale of
                                             Land Rover Products as the supply
                                             of service to customers.

                                             12.4.3 The failure to maintain
                                             and/or to improve the Dealer
                                             Premises as reasonably required by
                                             Company to enhance the sales and/or
                                             service capability of Dealer for
                                             Land Rover Products or Dealers
                                             reducing the space in the Dealer
                                             Premises from that described in the
                                             Dealer Facilities and Location
                                             Exhibit without Company's prior
                                             written agreement.

                                             12.4.4 The failure to maintain or
                                             restore working capital or other
                                             financial criteria to
                                             amounts and ratios required by
                                             Company.

                                             12.4.5 Use of unauthorized
                                             advertising as prohibited herein.

                                             12.4.6 Late or incorrect submission
                                             of reports required herein.

                                             12.4.7 Excessive turnover of
                                             personnel in any department in
                                             Dealer's operations for Land Rover
                                             Products resulting in, or likely to
                                             result in, deterioration of
                                             Customer relations or service.

                                             12.4.8 The existence of any dispute
                                             amongst Dealer's owners and/or
                                             management personnel which, in
                                             Company's sole opinion, could
                                             impair, or has impaired, the
                                             operations of Dealer with
                                             consequent adverse effect on
                                             relations with Customers of or for
                                             Land Rover Products.

                                             12.4.9 The failure of Dealer to
                                             adhere to the legal requirements
                                             called for in Article 6.11 hereof.

                                             12.4.10 The importation,
                                             distribution or sale of Land Rover
                                             Vehicles not originally
                                             manufactured or designed for use in
                                             the United States.

                                             12.4.11 Any breach of another
                                             material obligation of this
                                             Agreement.

                                             12.4.12 Termination of Company's
                                             distributorship agreement with
                                             Manufacturer, or Company's decision
                                             to cease distribution of Land Rover
                                             Products.

                                             12.4.13 Withdrawal of Company from
                                             the market area
                                             designated as Dealer's Primary Area
                                             of Responsibility.

Immediate Termination                   12.5 Company may terminate this
                                        agreement automatically and without
                                        notice upon any act acknowledging the
                                        insolvency or bankruptcy of the Dealer,
                                        or any assignment for the benefit of
                                        creditors or the filing of any
                                        bankruptcy, reorganization or insolvency proceedings, either voluntarily or involuntarily, or the appointment of a receiver of Dealer or the Dealer
                                        Premises which is not removed within
                                        (30) days of such filing or appointment.

Death of
Dealer Principal                        12.6 Death of the Dealer Principal named
                                        in the Dealer Ownership and Management
                                        Exhibit will result in the immediate
                                        termination of this agreement unless the provisions of Article 8.2 apply.

                                        ARTICLE 13 - EFFECTS OF TERMINATION

Cessation                               13.1 Upon receipt of Company's notice of
                                        termination, or the mailing of Dealer's
                                        notice of termination to Company, or
                                        upon expiration of the term of this
                                        Agreement without renewal, Dealer will
                                        immediately cease to be, or act as an
                                        authorized dealer of Land Rover
                                        Products, will no longer make use of any Land Rover trademark and will immediately remove all signs, displays, etc., advertising itself as such.

Non-use of Land Rover
Identification                          13.2  Dealer will inventory, package and
                                        ship all Land Rover books, manuals,
                                        etc., to Company at Dealer's expense and will destroy any and all Dealer letterhead, business cards, business forms, etc., indicating Dealer's previous status as a Dealer of Land
                                        Rover Products.

Outstanding Orders                      13.3 The Company may cancel any unfilled
                                        orders for Land Rover Products upon its
                                        receipt of

                                        Dealer's notice of termination even if
                                        previously accepted by Company.  The
                                        Company may, at its sole option, accept
                                        orders or conduct business with Dealer
                                        after the effective date of termination.
                                        All such orders or business operations
                                        will be under the same terms and
                                        conditions as this Agreement.  The
                                        conduct of any business after
                                        termination or expiration shall not
                                        serve as a waiver or modification of the termination, or serve to extend the term of this Agreement.

Repurchase                              13.4 Company, subject to Dealer
                                        fulfilling its obligations under this
                                        Article 13, will repurchase form Dealer:
                                        (a) all current model, new, unused,
                                        undamaged Land Rover Vehicles at the net cost of that vehicle to the Dealer less the cost of freight, insurance, etc., or transfer the subject vehicles(s) to
                                        Company or another dealer; (b) all
                                        current, new, properly packaged and
                                        itemized Land Rover Parts and
                                        Accessories at Dealer's net cost of the
                                        item(s), less freight, insurance, etc.,
                                        to Company's warehouse and less a
                                        restocking charge of twenty percent
                                        (20%); (c) special tools, equipment and
                                        signs for Land Rover Products properly
                                        maintained in good working order and
                                        repair, less than five (5) years old at
                                        Dealer's cost less straight line
                                        depreciation of five (5) years useful
                                        life.

Transfer of Title                       13.5 Dealer is to take all such action
                                        as may be necessary to: (a) convey good
                                        and marketable title to all such
                                        property to the Company, (b) comply with the requirements of any applicable state law relating to bulk sales or transfers and (c) satisfy and discharge any liens or encumbrances on the property prior to delivery to Company.

Inventory                               13.6 Within fifteen (15) days of the
                                        receipt by Dealer of the notice of
                                        termination by Company, or


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                                        Dealer's issuance of a notice of
                                        termination to Company, or the
                                        expiration of this Agreement, Dealer
                                        will deliver to Company a complete
                                        inventory of all the above items, or
                                        reimburse Company for the cost of
                                        Company preparing such an inventory.

Reconciliation                          13.7 As a condition of repurchase,
                                        payments will first be applied against
                                        any money owed by Dealer to Company.
                                        All payment due from Company to Dealer
                                        pursuant to any provisions of this
                                        Agreement or in connection with the
                                        termination of this Agreement will be
                                        made by Company after receipt of the
                                        goods to be repurchased and after all
                                        debits and credits have been ascertained and applied to Dealer's account and Dealer has delivered to Company the Manufacturer's Certificate of Origin or other document of title for repurchase.
                                        In the event it is found that a balance
                                        is due from Dealer to Company, Dealer
                                        will pay such sum within ten (10) days
                                        of written notice of such Balance.

                                        ARTICLE 14 - MISCELLANEOUS

Independent
Contractor                              14.1 Dealer, for all purposes of this
                                        Agreement, is an independent contractor
                                        and Dealer is not the agent or
                                        representative of Company or its
                                        affiliates for any purpose.  No other
                                        contractual relationship exists between
                                        Dealer and Company and Dealer have no
                                        contractual relationship with
                                        Manufacturer. Dealer is not granted any express or implied right or authority to assume or create any obligation on behalf of or in the name of Company or to bind Company in any manner whatsoever.

Applicable Law                          14.2  This Agreement shall be deemed to
                                        be executed by the parties in the state
                                        where the Dealer Premises is located and the rules of law of that


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                                        state govern all questions regarding its
                                        construction and interpretation except
                                        to the extent that stated public policy
                                        of the state where the Dealer Premises
                                        is located shall prohibit any particular provisions, in which event Article 14.3 shall apply.

Severability                            14.3  In the event any provision of this
                                        Agreement is declared unenforceable
                                        under laws of any state, or federal law
                                        enforceable at the time of the execution of this Agreement, or requires a longer notice period than called for herein, the offending provision shall be reformed in a manner consistent with such law to the minimum extent required while continuing to reflect the allocation of risks and obligations of the parties hereto. Such declaration shall not impair or affect the validity of any other provision in this Agreement and all such other provisions shall remain valid and in full force and effect.

Entire Agreement                        14.4 This Agreement contains the entire
                                        agreement between Dealer and Company and Dealer acknowledges that no representation or statement has been made by Company, or anyone acting or purporting to act for Company that in any way modifies or changes any terms of this Agreement and acknowledges that there is no other agreement or understanding between the parties, except as stated herein. This Agreement cancels, supersedes and annuls any prior contract, agreement or understanding between Company and Dealer.

Modification                            14.5  No provision of this Agreement may
                                        be changed, amended or deleted except by the written agreement of authorized officers of the parties hereto. Without limiting the foregoing, no course of dealing will alter the terms of this Agreement.


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

Waivers 14.6 The waiver by either party of any breach of this Agreement, or the failure of either party to require performance by the other party of any provision herein shall not affect the rights of either party to require performance at any time thereafter, nor be deemed a waiver of a subsequent breach of the same or another provision.

Notices 14.7 Any notice, notification, etc., made pursuant to this Agreement shall be directed to the address of the principal place of business of the respective parties of this Agreement. All notices required will be sent certified mail, return receipt requested, to the address reflected in the Agreement for each party.

Force Majeure                           14.8  Performance by each party of their
                                        respective obligations under this
                                        Agreement is subject to those
                                        contingencies which are beyond the
                                        reasonable control of the parties,
                                        including labor disputes or work
                                        stoppage, product delivery delays,
                                        governmental action or inaction, acts of God and events of force majeure. The obligations of the party prevented from performing by virtue of the above shall be suspended during such contingency without liability to the other for any direct or indirect damage and without extending the term of this Agreement.

Continuity of Supply                    14.9 Nothing in this Agreement shall
                                        give Dealer the right to continue to be
                                        supplied with Land Rover Products, which may at any time be withdrawn or suspended from importation and sale into the United States without any obligation or liability on the part of Company by reason thereof. Nothing in this
                                        Agreement gives Dealer the right to sell any products other than Land Rover
                                        Products.


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

Additional Dealers                      14.10  Subject to the provisions of
                                        Article 4 hereof, Company reserves the
                                        right to appoint additional dealers upon making a survey of marketing factors in the area of a potential new dealer location. The final decision whether to establish an additional dealer shall be made solely by Company pursuant to its own business judgment, and nothing in this Agreement shall be construed to require Dealer's consent to the establishment of an additional dealer.

Titles 14.11 Titles and headings appearing in this Agreement are for convenience only and shall not affect the construction or interpretation of any provisions of this Agreement.


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